VOYA FINANCIAL, INC.
2024 OMNIBUS INCENTIVE PLAN

VOYA FINANCIAL, INC.
2024 OMNIBUS INCENTIVE PLAN
ARTICLE I
GENERAL

1.1    Purpose
The Voya Financial, Inc. 2024 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate officers and key employees (including prospective employees), Consultants, Non-Employee Directors and others who may perform services for the Company; (2) align the interests of such persons with the stockholders of Voya Financial; and (3) promote ownership of Voya Financial’s equity.
This Plan governs Awards granted on or after the Effective Date (as hereinafter defined). This Plan will not affect the terms or conditions of any equity award grants under any other plans before the Effective Date. This Plan is a successor to the Voya Financial, Inc. 2019 Omnibus Employee Incentive Plan, the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan and the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan (the “Prior Plans”) and, provided that this Plan is approved by the Company’s shareholders, no further grants shall be made pursuant to the Prior Plans after the Effective Date.
1.2 Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.0    “Affiliate” means any person or entity that controls, is controlled by or is under common control with the Company.
1.2.1    “Award” means an award made pursuant to the Plan.
1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which the Committee will require a Grantee to execute or acknowledge as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.3    “Board” means the Board of Directors of Voya Financial.
1.2.4    “Business Combination” has the meaning set forth in Section 1.2.7(d).
1.2.5    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.
1.2.6    “Cause” means (x) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (y) with respect to any other Grantee, the occurrence of any of the following:
ARTICLE Isuch Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction;

(a) such Grantee’s commission of, or participation in, a fraud against Voya Financial or any Subsidiary or any client of Voya Financial or of any Subsidiary or an act of dishonesty against Voya Financial or any Subsidiary or any client of Voya Financial or any Subsidiary that is materially injurious to the Company or its Affiliates;
(b) such Grantee’s material violation of any material contract or agreement between the Grantee and Voya Financial or any Subsidiary;
(c) any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of Voya Financial or any Subsidiary; or
(d) such Grantee’s material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material harm to Voya Financial or any Subsidiary, such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities, in each case as an employee or a Consultant, as applicable, of Voya Financial or any Subsidiary.
The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion and, in such case, the Committee also may, but shall not be required to, specify the date such Cause occurred (including by determining that a prior termination of Employment was for Cause).
1.2.7    “Change in Control” means the occurrence of any of the following events:
(a) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Voya Financial in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Voya Financial as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Voya Financial representing 30% or more of the combined voting power of Voya Financial’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by Voya Financial or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Voya Financial or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Section 1.2.7(d));
(c) the consummation of a sale of all or substantially all of Voya Financial’s assets;
(d) the consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving Voya Financial that requires the approval of the stockholders of Voya Financial, whether for such transaction or the issuance of securities in the transaction (a “Business

Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) described in this clause (d) shall be deemed a “Non-Qualifying Transaction”); or
(e) the approval by the stockholders of Voya Financial of any dissolution or liquidation of Voya Financial.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial Voting Securities as a result of the acquisition of Voya Financial Voting Securities by Voya Financial which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by Voya Financial such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.
1.2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.9    “Committee” has the meaning set forth in Section 1.3.1.
1.2.10    “Common Stock” means the common stock of Voya Financial, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.
1.2.11    “Company” means Voya Financial, Inc. and any Subsidiary.
1.2.12    “Consent” has the meaning set forth in Section 3.3.2.
1.2.13    “Consultant” means any individual who provides bona fide consulting or advisory services to Voya Financial or any Subsidiary pursuant to a written agreement.
1.2.14    “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.15    “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of Voya Financial.
1.2.16    “Effective Date” has the meaning set forth in Section 3.22.

1.2.17    “Employee” means a regular, active employee and a prospective employee of Voya Financial or any Subsidiary, as determined by the Committee, in its sole discretion.
1.2.18    “Employment” means a Grantee’s performance of services for Voya or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with Voya Financial or any Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (“Section 409A”) (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A).
1.2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.20    “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.21    “Family Member” means, as to a Grantee, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or domestic partner of such Grantee, (ii) trusts for the exclusive benefit of one or more such persons and/or the Grantee and (iii) other entity owned solely by one or more such persons and/or the Grantee.
1.2.22    “Good Reason” means, in the absence of written consent of a Grantee:
(a) any material and adverse change in the Grantee’s position or authority with Voya Financial or any Subsidiary as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by Voya Financial or any Subsidiary within 60 days after receipt of notice thereof given by the Grantee;
(b) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or
(c) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees.
Notwithstanding the foregoing, placing the Grantee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Grantee for Cause, shall not constitute a Good Reason event. If the Grantee does not deliver to Voya Financial or the Subsidiary of whom he is an Employee, as applicable, a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give Voya Financial or the Subsidiary, as applicable, notice and 30 days to cure the event constituting Good Reason.

1.2.23    “Grantee” means an Employee, Non-Employee Director or Consultant who receives an Award.
1.2.24    “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.25    “Incumbent Directors” has the meaning set forth in Section 1.2.7(a).
1.2.26    "Non-Employee Director” means a regular, active Director or prospective Director, in either case who is not an employee of the Company or its Affiliates.
1.2.27    “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.7(d).
1.2.28    “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. Performance goals for any Award may relate to any criteria determined by the Committee, in its discretion.
1.2.29    “Plan” has the meaning set forth in Section 1.1.
1.2.30    “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.31    “Section 409A” has the meaning set forth in Section 1.2.18.
1.2.32    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.33    “Subsidiary” means any corporation or other entity in which Voya Financial has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.
1.2.34    “Surviving Entity” has the meaning set forth in Section 1.2.7(d).
1.2.35    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of Voya Financial and of any Subsidiary or parent corporation of Voya Financial.
“Voya Financial” means Voya Financial, Inc., a Delaware corporation.
1.2.36    “Voya Financial Voting Securities” has the meaning set forth in Section 1.2.7(b).
1.3    Administration
1.3.1    The Compensation and Benefits Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a) exercise all of the powers granted to it under the Plan;
(b) construe, interpret and implement the Plan and all Award Agreements;

(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d) make all determinations necessary or advisable in administering the Plan;
(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;
(f) amend the Plan to reflect changes in applicable law;
(g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;
(h) amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a termination of a Grantee’s service as a Non-Employee Director, a change to part-time employment status or a change in position, duties or responsibilities); and
(i) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 2.3.6, 2.4.5 and 3.13, (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by Voya Financial, any Subsidiary or any of its affiliates or any of its or their designees and (5) the exercise price or hurdle price (as applicable) for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation rights (“SARs”) may be reset.
1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically or through other permissible virtual or electronic means). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.
The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties, subject to applicable law. In delegating its authority, the Committee will consider the extent to which any delegation may cause

Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4    No Employee or Non-Employee Director (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award, except as expressly provided by statute. Subject to Section 3.14, each Covered Person will be indemnified and held harmless by Voya Financial against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with Voya Financial’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Voya Financial will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Voya Financial gives notice of its intent to assume the defense, Voya Financial will have sole control over such defense with counsel of Voya Financial’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction or arbitration venue in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Voya Financial’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that Voya Financial may have to indemnify such persons or hold them harmless.
1.4    Persons Eligible for Awards
Awards under the Plan may be made to Employees, Non-Employee Directors and Consultants.
1.5    Types of Awards under Plan
Awards may be made under the Plan in the form of any of the following: (A) in each case in respect of Common Stock, (a) performance shares, (b) restricted shares, (c) restricted stock units, (d) dividend equivalent rights, (e) stock options, (f) SARs and (g) other stock-based or stock-related Awards (including performance-based awards and as further described in Section 2.9.1) and (B) cash-based awards (as further described in Section 2.9.2), in each case that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.
1.6     Shares of Common Stock Available for Awards
1.6.1    Subject to adjustment as provided in this Section 1.6, 8,000,000 shares of the common stock of the Company (the “Common Stock”) shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share granted under any Prior Plan after December 31, 2023 (the “Plan Reserve”). Subject to adjustment as provided in this Section 1.6, the maximum number of shares of Common Stock in the aggregate that may be issued under the Plan in connection with Incentive Stock Options shall not exceed the Plan Reserve. After the Effective Date, no awards may be granted under any Prior Plan; however, any awards under a Prior Plan that are outstanding as of the Effective Date shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan.

1.6.2    Permitted Addbacks to Share Reserve. If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2023 any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than a stock option or SAR or, after December 31, 2023, an award other than an option or SAR under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall be added to the shares of Common Stock available for Awards under the Plan; provided, however, that shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of shares of Common Stock that may be granted under the Plan in connection with Incentive Stock Options.
1.6.3     No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under Section 1.6.1: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option or, after December 31, 2023, a stock option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or SARs or, after December 31, 2023, stock options or SARs under any Prior Plan, (iii) shares of Common Stock subject to a SAR or, after December 31, 2023, a SAR under any Prior Plan, that are not issued in connection with its net stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options or, after December 31, 2023, options under any Prior Plan.
1.6.4     Source of Common Stock Subject to the Plan. Effective as of the Effective Date, the shares of Common Stock available for issuance pursuant to Awards under the Plan may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Voya Financial. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the acquisition by Voya Financial or a Subsidiary of another company (including by way of merger, combination or similar transaction) (such awards, “Substitute Awards”) will not count against the number of shares that may be issued under the Plan.
1.6.5    Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Section 2.10, adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise price or hurdle price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split-up, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Voya Financial, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A. After any adjustment made pursuant to this Section 1.6.5, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II
AWARDS UNDER THE PLAN
2.1     Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Voya Financial or any of its Affiliates. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    No Rights as a Stockholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Voya Financial with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.5, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3    Options
2.3.1    Grant. Subject to Section 2.10, stock options may be granted in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2    Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of Voya Financial or any Affiliate) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by Voya Financial in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. No more than 8,000,000 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.5) that can be delivered under the Plan shall be issued through Incentive Stock Options.
2.3.3    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Notwithstanding the foregoing, in the case of a stock option that is a Substitute Award, the exercise price per share may be less than 100% of the Fair Market Value of the Common Stock on the date of grant provided that the grant of such Substitute Award stock option is in compliance with the applicable requirements of Section 409A.

2.3.4    Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted. In the case of Incentive Stock Options, no Incentive Stock Option may be granted more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by shareholders of the Company.
2.3.5    Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to Voya Financial specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship. To the extent a stock option is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value of one share is greater than the exercise price then in effect, then the stock option shall be deemed automatically exercised immediately before its expiration.
2.3.6    Repricing. Except in connection with a Change in Control or as otherwise permitted by Section 1.6.5, the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted stock option or similar Award by: (i) amending or modifying the terms of the stock option or similar Award to lower the exercise price; (ii) cancelling the stock option or similar Award and granting either (A) replacement stock options or similar Awards having a lower exercise price or (B)  other Awards in exchange; or (iii) cancelling or repurchasing underwater stock options or similar Awards for cash or other securities. A stock option or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award.
2.4    Stock Appreciation Rights
2.4.1    Grant. Subject to Section 2.10, SARs may be granted in such number and at such times during the term of the Plan as the Committee may determine. SARs may be granted under the Plan to Grantees either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, related to a specific stock option granted under Section 2.3.
2.4.2    Exercise Price/Hurdle Price. The exercise price or hurdle price per share with respect to each SAR will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock. Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the exercise price or hurdle price per share may be less than 100% of the Fair Market Value of the Common Stock on the date of grant provided that the grant of such Substitute Award SAR is in compliance with the applicable requirements of Section 409A.
2.4.3    Term of SAR. In no event will any SAR be exercisable after the expiration of ten years from the date on which the SAR is granted.

2.4.4    Vesting and Exercise of SARs and Payment for Shares. A SAR may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the SAR is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement and this Plan, any payment not acquired pursuant to the exercise of a SAR on the applicable vesting date may be acquired thereafter at any time before the final expiration of the SAR. To exercise a SAR, the Grantee must give written notice to Voya Financial specifying the number of shares underlying the SAR the Grantee wishes to exercise. Any person exercising a SAR will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. To the extent a SAR is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value of one share is greater than the exercise price or hurdle price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
2.4.5    Repricing. Except in connection with a Change in Control or as otherwise permitted by Section 1.6.5, the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted SAR or similar Award by: (i) amending or modifying the terms of the SAR or similar Award to lower the exercise price or hurdle price; (ii) cancelling the SAR or similar Award and granting either (A) replacement SARs or similar Awards having a lower exercise price or hurdle price or (B)  other Awards in exchange; or (iii) cancelling or repurchasing the underwater SAR or similar Awards for cash or other securities. A SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price or hurdle price of the Award.
2.5    Restricted Shares
2.5.1    Grants. Subject to Section 2.10, the Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee or its designated agent until the time the restrictions lapse.
2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement and subject to Section 2.8, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.
2.6    Restricted Stock Units
Subject to Section 2.10, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Voya Financial until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.
2.7    Dividend Equivalent Rights
Subject to Section 2.8 and 2.10, the Committee may include in the Award Agreement with respect to any Award (except stock options and SARs) a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Voya Financial until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.
2.8    Treatment of Dividends and Dividend Equivalents on Unvested Awards
Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is unvested and outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to stock options or SARs.
2.9    Other Stock-Based and Cash-Based Awards
2.9.1    Other Stock-Based Awards. Subject to Section 2.10, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance-based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9.2    Cash-Based Awards. Subject to Section 2.10, the Committee may grant cash-based Awards unrelated to Common Stock in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and payout based upon achievement of one or more goals related to completion of service by the Grantee, achievement of Performance Goals or other performance criteria unrelated to Common Stock, as determined by the Committee at the time of grant. Such Awards will be payable solely in cash and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.10    Non-Employee Director Limitation on Awards
The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee

Director, in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
2.11    Repayment if Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option or SAR, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or SAR, over the exercise price or hurdle price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares, (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date and (d) with respect to any cash-based Award, the full amount in cash paid to the Grantee, in each case with respect to clauses (a), (b), (c) and (d) of this Section 2.11, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III
MISCELLANEOUS

3.1    Amendment of the Plan
3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.5 and 3.6 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.
3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self- regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of Voya Financial.
3.2    Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the

Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.
3.3    Required Consents and Legends
3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (1) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (2) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (3) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.
3.4    Right of Offset
In the event of a Grantee’s termination of Employment, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.
3.5    Nonassignability; No Hedging
No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit transfers of Awards to a Family Member (including transfers effected by a domestic relations order (in which case the term “spouse” in the definition of “Family Member” shall be deemed to include former spouses)) subject to such terms and conditions as the Committee shall determine; provided that that such Awards may only be transferred without the receipt of consideration by the Grantee. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6     Change in Control
3.6.1    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (a) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where, in the case of stock options or SARs, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Award; (b) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (c) provide that for a period of at least 20 days prior to the Change in Control, any stock options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or SAR for which the exercise price or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.
3.6.2    Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement, individual service agreement or an Award Agreement):
(a) For Grantees other than Non-Employee Directors, upon or within two years after a Change in Control, to the extent an Award is not assumed or substituted pursuant to Section 3.6.1 and (i) a Grantee’s Employment is terminated by Voya Financial or any successor entity thereto without Cause or (ii) if the Grantee terminates Employment for Good Reason, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Employment, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target performance level or actual performance level through the Change in Control date (or if no target performance level is specified with respect to an Award, such Award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods.
(b) For Non-Employee Directors, upon or within one year after a Change in Control, to the extent an Award is not assumed or substituted pursuant to Section 3.6.1 and a Non-Employee Director’s service is terminated by Voya Financial or any successor entity thereto, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of service.
3.7    Right of Discharge Reserved
Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will (a) confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment of (b) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.
3.8    Nature of Payments
3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9    Non-Uniform Determinations
3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non- uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.
3.10    Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12    Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the tenth anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13    Section 409A
3.13.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Section 409A or any damages for failing to comply with Section 409A.
3.13.2    Without limiting the generality of Section 3.13.1, with respect to any Award made under the Plan that is (whether or not intended to be) “deferred compensation” subject to Section 409A:
(a) any payment due upon a Grantee’s termination of Employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(b) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) to the extent such Grantee is a “specified employee” (within the meaning of Section 409A);
(c) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(d) with respect to any required Consent described in Section 3.3.2 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(e) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;
(f) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(g) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Voya Financial, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.14    Clawback/Recoupment
Awards under this Plan shall be subject to recoupment or clawback as may be required by applicable law or stock exchange listing conditions or by the Voya Financial, Inc. Compensation Recoupment Policy as it may be amended from time to time.
3.15    Governing Law
THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
3.16    Arbitration
3.16.1    The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to resolving any disputes under the Plan or any Award Agreement by arbitration (which may be initiated by either party) administered by JAMS (also known as Judicial Arbitration and Mediation Services), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, unless such arbitration is prohibited by law. The arbitration shall be held in New York, New York and presided over by three arbitrators. The party who initiates the arbitration with JAMS shall also provide notice to JAMS and the opposing party at the time of the initiation of the arbitration of the name of the party selected arbitrator. The opposing party shall file its answering statement with JAMS with 45 days of their receipt of the notice of filing from JAMS. The name of the opposing party’s appointed arbitrator shall be included in such answering statement. The two party-appointed arbitrators shall select a third arbitrator, who shall serve as the chairperson. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of this Section 3.16.1. The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any nonpublic information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings.
3.16.2    Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Chief Legal Officer of Voya Financial as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
3.16.3    Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 3.16.3, except that a Grantee may disclose information concerning such dispute, controversy or claim to arbitration forum that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.16.4    Without limiting the generality of the foregoing, nothing in this Plan (including this Section 3.16.4) or otherwise limits the Grantee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Securities and Exchange Commission (the “SEC”) or any other federal, state, local or foreign governmental agency or commission (“Government Agency”) regarding possible legal violations, without disclosure to the Company.  The Company may not retaliate against the Grantee for any of these activities, and nothing in this Plan requires the Grantee to waive any monetary award or other payment that the Grantee might become entitled to from the SEC or any other Government Agency.  In addition, notwithstanding Grantee’s confidentiality obligations set forth in this Plan, Grantee understands that, pursuant to the U.S. Defend Trade Secrets Act of 2016, Grantee will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Grantee also understands that if Grantee files an arbitration claim for retaliation by the Company for reporting a suspected violation of law, Grantee may disclose the trade secret to Grantee’s attorney and use the trade secret information in the arbitration proceeding, if Grantee (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order if applicable). Grantee understands that if a disclosure of trade secrets was not done in good faith pursuant to the above, then Grantee may be subject to liability, including, without limitation, punitive damages and attorneys’ fees.
3.17    Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.18    Waiver of Claims
Each Grantee of an Award recognizes and agrees that any determination made by the Committee, the Company or the Board on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive, including, without limitation, the amount of any Award and the terms of any Award Agreement. Each Grantee of an Award recognizes and agrees that neither the Committee, the Company nor the Board will be required to obtain the consent of any Grantee in order to make any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).
3.19    No Third Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.20    Successors and Assigns of Voya Financial

The terms of the Plan will be binding upon and inure to the benefit of Voya Financial and any successor entity contemplated by Section 3.6.
3.21    Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.22    Date of Adoption, Approval of Stockholders and Effective Date
The Plan was adopted by the Board on March 20, 2024, approved by the stockholders of Voya Financial on May 23, 2024 and became effective upon such stockholder approval (the “Effective Date”).